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                                                                     EXHIBIT  21

IMAX CORPORATION
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Significant and other major subsidiary companies of the Registrant at December
31, 2000 were:

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
                                               JURISDICTION OF             PERCENTAGE HELD
NAME OF SUBSIDIARY                              ORGANIZATION                BY REGISTRANT
- ------------------                             --------------              ---------------
IMAX Ltd.                                      Ontario                           100%
David Keighley Productions 70MM Inc.           Delaware                          100%
Sonics Associates, Inc.                        Alabama                           100%
Ridefilm Corporation                           Delaware                          100%
IMAX Japan Inc.                                Japan                             100%
IMAX Entertainment Pte. Ltd.                   Singapore                         100%
IMAX (Netherlands) B.V.                        Netherlands                       100%
IMAX U.S.A. Inc.                               Delaware                          100%
IMAX II U.S.A. Inc.                            Delaware                          100%
IMAX Scribe Inc.                               Delaware                          100%
IMAX Theatre Services Ltd.                     Ontario                           100%
IMAX Space Ltd.                                Ontario                           100%
IMAX Sandde Animation Inc.                     Ontario                           100%
Mountainview Theatre Management Ltd.           Alberta                           100%
IMAX Theatre Holdings (OEI) Inc.               Delaware                          100%
IMAX Theatre Holding Co.                       Delaware                          100%
IMAX Minnesota Holding Co.                     Delaware                          100%
IMAX Rhode Island Limited Partnership          Rhode Island                      100%
Sacramento Theatre LLC                         Delaware                          100%
Miami Theatre LLC                              Delaware                          100%
Nyack Theatre LLC                              Delaware                          100%
IMAX Theatre Management Company                Delaware                          100%
Starboard Theatres Ltd.                        Canada                            100%
IMAX Forum Ride, Inc.                          Delaware                          100%
IMAX Australia Pty. Limited                    Australia                         100%
IMAX Australia (Perth) Pty. Limited            Australia                         100%
Digital Projection International Limited       U.K.                              100%
Digital Projection, Inc.                       Georgia                           100%
Digital Projection Limited                     U.K.                              100%
Wire Frame Films Ltd.                          Ontario                           100%
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